THOMAS J. HARRIS
CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA  98103
206.547.6050

REGISTERED AUDITOR'S CONSENT

   I, Thomas J. Harris, CPA, of 3901 Stone Way North, Suite # 202, Seattle, WA. 98103, do hereby consent to the use of my report dated March 12, 2008 on the financial statements of Asia Interactive Media, Inc as of December 31, 2007 and 2006, in this Form S-1 and to the reference of me under the heading "Experts" in such Registration Statement to be filed on or about November 26, 2008.

Dated this 26th day of November, 2008.

/s/ Thomas J. Harris
Thomas J. Harris
Certified Public Accountant